EXHIBIT 1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Retirement Committee of the
Culp, Inc. Employees' Retirement Builder Plan
High Point, North Carolina


We consent to the incorporation by reference in the registration statement (No. 33-13310,) on Form S-8 of the Culp, Inc. Employees' Retirement Builder Plan of our report dated June 16, 2006, which report is included herein.


/s/ Dixon Hughes PLLC


High Point, North Carolina
June 23, 2006